SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 30, 2004

Date of report (Date of earliest event reported)

MATRIA HEALTHCARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-20619	58-2205984
(State of Incorporation)	SEC File Number	(IRS Employer Identification No.)

1850 Parkway Place
Marietta, GA 30067
(Address of principal executive offices)

(770) 767-4500
(Registrant’s telephone number including area code)

Item 2. Acquisition or Disposition of Assets.

     On June 30, 2004, Matria Healthcare, Inc. (the “Company”) completed the sale of its direct to consumer diabetic and respiratory supplies business (the “Pharmacy and Supplies Business”) to a subsidiary of CCS Medical, a portfolio company of KRG Capital Partners, a Denver–based private equity firm. Matria operated the divested business through its wholly-owned subsidiaries, Diabetes Self Care, Inc. and Diabetes Management Solutions, Inc. As part of the transaction, the Company and CCS Medical have entered into a strategic agreement pursuant to which CCS Medical will provide diabetes and respiratory supplies to the Company’s disease management customers. At closing, the Company received cash proceeds of approximately $102 million and retained the accounts receivable and certain other assets of the Pharmacy and Supplies Business. The purchase price in the transaction was determined by arms-length negotiations between the parties. The Company used approximately $60 million of the proceeds from the sale to complete the purchase of the 11% Senior Notes tendered in its tender offer and approximately $20.5 million to satisfy its earn-out payment obligations in connection with its acquisition of Quality Oncology, Inc. in 2002. None of the Company, its affiliates, or the Company’s directors or officers, has any material relationship with KRG Capital Partners or CCS Medical.

Item 5. Other Events and Required FD Disclosure.

     On June 30, 2004, the Company also accepted for purchase $120 million in aggregate principal amount of its outstanding 11% Series B Senior due 2008 (the “11% Senior Notes”) tendered pursuant to the Company’s tender offer and consent and waiver solicitation which expired on June 30, 2004 at 9:00 a.m. Eastern time. The $120 million in aggregate principal amount of the 11% Senior Notes accepted represents approximately 98.6% of the principal amount of the 11% Senior Notes outstanding prior to the completion of the tender offer. The total consideration paid to holders was $1,141.36 per $1,000 principal amount of the 11% Senior Notes which included $18.03 of accrued interest payable to holders. All conditions to the tender offer, including the financing condition, were satisfied and, therefore the amendments to the 11% Senior Notes indenture have become operative and the Company’s 4.875% Convertible Senior Subordinated Notes (the “4.875% Convertible Notes”) are guaranteed by Matria’s wholly-owned subsidiaries Quality Oncology, Inc. and Facet Technologies, LLC.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)      Financial Statements of Business Acquired

          Not Applicable.

     (b)      Pro Forma Financial Statements

     The pro forma financial information and explanatory notes required by Article 11 of Regulation S-X and this Item 7 are attached as Exhibit 99.1 to this Current Report and incorporated by reference under this Item 7.

     (c)      Exhibits

          2.1      Asset Purchase Agreement, dated June 22, 2004, by and among Matria Healthcare, Inc., Diabetes Management Solutions, Inc., Diabetes Self-Care, Inc. and DEGC Enterprises (U.S.), Inc.*

          2.2      Amendment No. 1 to Asset Purchase Agreement, dated June 30, 2004, by and among Matria Healthcare, Inc., Diabetes Management Solutions, Inc., Diabetes Self-Care, Inc. and DEGC Enterprises (U.S.), Inc.*

          99.1      Pro Forma Financial Information.

     * Schedules and other attachments to this agreement are omitted. The Company agrees to furnish supplementally a copy of any schedule or other attachment to the Securities and Exchange Commission upon request.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Matria Healthcare, Inc.

	By:	/s/ Parker H. Petit Parker H. Petit Chairman and Chief Executive Officer

Dated: July 15, 2004

EXHIBIT INDEX

Exhibit
Number                         Description of Exhibits

     2.2      Asset Purchase Agreement, dated June 22, 2004, by and among Matria Healthcare, Inc., Diabetes Management Solutions, Inc., Diabetes Self-Care, Inc. and DEGC Enterprises (U.S.), Inc.

     2.2      Amendment No. 1 to Asset Purchase Agreement, dated June 30, 2004, by and among Matria Healthcare, Inc., Diabetes Management Solutions, Inc., Diabetes Self-Care, Inc. and DEGC Enterprises (U.S.), Inc.

     99.1      Pro Forma Financial Information.